Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	December 14, 2018
BUTLER NATIONAL CORPORATION ANNOUNCES SECOND QUARTER FISCAL YEAR 2019 FINANCIAL RESULTS AND CONFERENCE CALL -Revenue Increased 37%, Net Income Increased to $1.7 Million-

OLATHE, KANSAS, December 14, 2018, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the second quarter fiscal 2019 ended October 31, 2018.  In conjunction with the release, the Company has scheduled a conference call Tuesday, December 18, 2018 at 10:00 AM Central Standard Time.

What: Butler National Corporation Second Quarter Fiscal 2019 Financial Results Conference Call

When: Tuesday, December 18, 2017 - 10:00 AM Central Standard Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the second quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2019.

Historical selected financial data related to all operations:
	Quarter Ended October 31		Six Months Ended October 31
	(In thousands)		(In thousands)
	2018	2017	2018	2017
Net Revenue	$ 15,297	$ 11,156	$ 28,701	$ 22,805
Operating Income (Loss)	1,818	317	2,718	963
Net Income (Loss)	1,721	84	2,230	322
Total Assets	43,533	40,545	43,533	40,545
Long-term Obligations	1,040	2,536	1,040	2,536
Stockholders' Equity	32,135	28,548	32,135	28,548
Weighted Average Shares – Diluted	63,820	64,543	63,820	64,543
New Product Research and Development Cost	302	322	620	720

Management Comments

“Revenue increased 37% to $15.3 million in the three months ended October 31, 2018, as compared to $11.1 million in the three months ended October 31, 2017. The increase in revenue reflects an increase of 95% in Aerospace Products revenue and an increase of 7% in Professional Services revenue. Butler National Corporation continues to drive growth in international markets and through the development of new supplemental type certificates. This includes significant efforts in South America, Europe, Africa, and Asia.

Second quarter fiscal 2019 resulted in a net income of $1.7 million compared to a net income of $84,000 in the second quarter fiscal 2018. Second quarter fiscal 2019 operating margin was 11.9 % compared to 2.8% in second quarter fiscal 2018. We continue to work to improve efficiencies in our implementation, operational processes, and controlling expenses.

During the three months ending October 31, 2018, we invested approximately $302,000 in projects focused on the development and acquisition of new products. We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

As a result of the December 29, 2017, Kansas Supreme Court ruling, BHCMC, LLC (BHCMC) has collected approximately $1.6 million as a refund of sales/use tax through October 31, 2018. This included $1.3 million this quarter. BHCMC also collected $368,000 in November of 2018. This is a refund of sales/use taxes paid on electronic gaming machines over the past nine years by BHCMC. We recognize the refund as other income when payment is received from the State of Kansas.

We continue to be excited about the future. Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue from Professional Services increased 7% for the three months ended October 31, 2018 to $7.9 million compared to $7.3 million in the three months ended October 31, 2017. Costs of Professional Services increased 3% in the three months ended October 31, 2018 to $4.9 million compared to $4.8 million in the three months ended October 31, 2017. Costs were 63% of segment total revenue in the three months ended October 31, 2018, as compared to 65% of segment total revenue in the three months ended October 31, 2017. Expenses increased 22% in the three months ended October 31, 2018 to $2.9 million compared to $2.4 million in the three months ended October 31, 2017. Expenses were 36% of segment total revenue in the three months ended October 31, 2018, as compared to 32% of segment total revenue in the three months ended October 31, 2017. Operating income from Professional Services decreased 79% to $46,000 in the three months ended October 31, 2018 from $214,000 in the three months ended October 31, 2017.

Aerospace Products:

Revenue from Aerospace Products increased 95% to $7.4 million in the three months ended October 31, 2018, compared to $3.8 million in the three months ended October 31, 2017. The increase is primarily due to an increase in aircraft modification revenue of $1.3 million and an increase in avionics revenue of $2.3 million. We have invested in the development of several STCs. These STCs are for state of the art avionics and we are aggressively marketing our products both domestically and internationally.

Costs of Aerospace Products increased by 55% in the three months ended October 31, 2018 to $4.3 million compared to $2.8 million for the three months ended October 31, 2017. Costs were 58% of segment total revenue in the three months ended October 31, 2018, as compared to 73% of segment total revenue in the three months ended October 31, 2017. Expenses increased 47% in the three months ended October 31, 2018 to $1.3 million compared to $911 in the three months ended October 31, 2017. Expenses were 18% of segment total revenue in the three months ended October 31, 2018, as compared to 24% of segment total revenue in the three months ended October 31, 2017. Operating income from Aerospace Products increased to $1.8 million in the three months ended October 31, 2018 from $103,000 in the three months ended October 31, 2017.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of October 31, 2018 our backlog totaled approximately $13.8 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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